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NOTIFY CORPORATION

                                  EXHIBIT 11.1

                              NOTIFY CORPORATION
             STATEMENT REGARDING THE COMPUTATION OF PER SHARE LOSS


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
                                                                           Three months
                                                                         Ended December 31,
                                                                       1997               1996
                                                              --------------------------------------

Net Loss                                                               $ (331,064)         $(415,969)
                                                              ======================================

Weighted average common shares outstanding (1)                          2,297,606            252,879
Common equivalent shares from issuance of warrants
   and common stock during the twelve month period
   prior to the Company's proposed initial public
   offering  (1)                                                                -            196,018
                                                              --------------------------------------
Shares used in computing net loss per share                             2,297,606            448,897
                                                              --------------------------------------
Net loss per share                                                     $    (0.14)         $   (0.93)
                                                              ======================================

Convertible preferred stock issued more than twelve
   months prior to the proposed initial public offering (1)                                  365,307
                                                                                 -------------------

Pro forma weighted average shares outstanding                                                814,204
                                                                                 ===================

Pro forma net loss per share                                                               $   (0.51)
                                                                                 ===================

(1) Excludes shares and warrants to be place into escrow according to the "Escrow Agreement".
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